SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2011 (April 28, 2011)

TORCHMARK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

3700 South Stonebridge Drive, McKinney, Texas 75070

(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 569-4000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Index of Exhibits page 3.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Not applicable

(e) On April 28, 2011, the shareholders of Torchmark Corporation approved the Torchmark Corporation 2011 Incentive Plan. This plan which is an omnibus equity incentive plan provides for the issuance of equity incentives to employees, officers, directors and consultants of the Company was selected by the Compensation Committee of the Board of Directors of Torchmark. Pursuant to the plan, the Compensation Committee may award stock options (nonstatutory or incentive), stock appreciation rights, restricted stock, restricted or deferred stock units, performance awards, dividend equivalents and other stock based awards in the Committee’s discretion, including unrestricted stock grants. The Committee is authorized to set the terms and provisions of the various awards it makes. The aggregate number of shares of common stock available for awards under the plan is the sum of (i) 600,000 shares only to be issued as options or SARs with a ten year term and (ii) 4,700,000 shares only to be issued as options or SARs with a seven year term or full value awards, plus a number of additional shares (not to exceed 353,000) underlying awards outstanding as of March 8, 2011 under the prior plan that thereafter or expire unexercised, or are cancelled, forfeited or lapse for any reason. No further awards will be made under the prior plan.

On April 28, 2011, the Compensation Committee and the Board of Directors awarded a total of 879,400 stock options to a group of 127 executives and key employees and 71,500 restricted shares to a group of 12 executives, including the Chairman and CEO (20,000 restricted shares and 120,000 seven year options), the Executive Vice President and CFO and Executive Vice President and General Counsel (28,000 restricted shares and 50,000 seven year options each) and the Executive Chief Administrative Officer (6,000 restricted shares and 45,000 seven year options), all at the fair market value (NYSE market close) of the common stock on the April 28 grant date ($66.58 per share).

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	Annual Meeting of Shareholders held April 28, 2011

(b)	Proposal I –
	Election of Directors for One Year Terms
		For	Against	Abstain	Broker Non-Vote
	Mark S. McAndrew	59,723,352	1,376,938	82,857	16,984,571
	Sam R. Perry	60,505,091	597,979	80,075	16,984,571
	Lamar C. Smith	58,442,263	2,657,982	82,901	16,984,571
	Proposal II –
	Ratification of Deloitte & Touche LLP as independent Auditor for 2011	66,208,647	342,495	74,003	11,542,573

Proposal III –
Approval of Torchmark Corporation 2011 Incentive Plan, an omnibus plan providing equity incentives to officers, directors & key employees	41,847,550	19,059,649	275,947	16,984,571
Proposal IV –
Approval of 2010 Executive Compensation in Proxy Statement (“Say-on-Pay)	59,381,983	1,601,236	199,927	16,984,571

	1 Year	2 Years	3 Years	Abstain
Proposal V -
Frequency of Votes on Executive Compensation (Company recommended annual voting.)	55,188,228	420,989	5,343,130	230,799

(c)	Not applicable.

(d)	Torchmark will include a shareholder vote on the compensation of executives in its proxy materials each year until the next required vote in 2014 on the frequency with which shareholders will vote on the compensation of executives as disclosed in proxy statements.

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

(10.1)	Torchmark Corporation 2011 Incentive Plan.

(10.2)	Form of Restricted Stock Award (Executive) under Torchmark Corporation 2011 Incentive Plan.

(10.3)	Form of Restricted Stock Award (Special) under Torchmark Corporation 2011 Incentive Plan.

(10.4)	Form of Ten Year Stock Option under Torchmark Corporation 2011 Incentive Plan.

(10.5)	Form of Seven Year Stock Option under Torchmark Corporation 2011 Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: May 4, 2011	/s/ Carol A. McCoy
Carol A. McCoy,
Vice President, Associate Counsel and Secretary

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